Exhibit 10.53

DealPoint ID #	TBD

Statement of Work
("SOW")
Addresses and contacts for notices

"Microsoft"	"Supplier"
Company Name: Microsoft	Company Name: Touchpoint Metrics, Inc. DBA MCorp Consulting
Primary Contact:	Vendor Personnel Name(s): Michael Hinshaw
Address:	Address: 201 Spear Street, Suite 1100, San Francisco, CA 94105
Phone number:	Phone number: 415-526-2290
Fax number:	Fax number: 415-526-2650
Email (if applicable):	Email (if applicable): admin@mcorpconsulting.com
Secondary Contact:	Secondary Contact: Lisa Hamilton (Accounting)

SOW Effective Date:	4/23/14
SOW Expiration Date:	6/30/14

Agreed and accepted

Microsoft	Supplier
Microsoft Signature: SASHA FRLJANIC	Supplier Signature: MICHAEL HINSHAW
Microsoft Name: Sasha Frljanic	Supplier Name: Michael Hinshaw
Microsoft Title: Sasa Frljanic	Supplier Title: Managing Director
Microsoft Date: 4/23/2014	Supplier Date: 3/26/2014

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This SOW pursuant to the Microsoft Purchase Order Terms and Conditions is entered into by the parties and effective as of the SOW Effective Date above as further described herein:

1.	Description of Services
Pursuant to and in conformance with any standards and/or specifications which may be provided by Microsoft to Supplier from time to time, Supplier shall deliver to and/or perform for Microsoft the following goods, services and/or other items or materials as defined further below (collectively, the "Services").
Supplier will apply its proven approach to and methodological system for Microsoft Customer Experience Management to conduct an internal customer experience research program for Microsoft Information Technology organization (IT), Modern IT Experience/Digitopia and the Customer Experience Management team from Strategic Enterprise Services (SES), in support of and to help develop a Meeting Health Index (MHI) for Microsoft.
The objective of these Services is to help Digitopia identify and prioritize customer perception of those key meeting interactions that affect meeting health, so that we can quantitatively measure how well different meeting experiences work, and how people feel as a result so we can identify and fix issues to improve health. The result will be a defensible Meeting Health Index (MHI) that, when improved, will directly drive meeting user engagement and satisfaction with the Microsoft meetings experience along the KPIs deemed most relevant to and by Modern IT Experience/Digitopia.
Based on the best-practices for customer experience benchmarking, core concepts of customer experience, methodologies and the foundation of the CCE program, Supplier will assist MSIT to:

▪	Understand exactly what "Meeting Health" means, and learn what it takes to improve it
▪	Define/Prioritize KPIs that Drive Meeting Health
▪	Articulate the Outside-In Components of the Meeting Health Index (MHI), including baseline metrics for touchpoints, emotions, lifecycle stages, drivers and overall experience
▪
Assess the relevance and interconnections of the inside-out ("below the line") aspects of Meeting health in the context of outside-in drivers, including data, technologies, systems, processes and capabilities. (Note: Supplier will not be involved in the mapping of nor the development of baseline metrics for these inside-out elements; these will be entirely the responsibility of Microsoft)

▪	Help develop the Meeting Health Index (MHI) for Microsoft, with total responsibility for the KPIs driven by the outside-in customer perspective.
All surveys will be performed in English and distributed to an internal Microsoft global audience by Supplier on Microsoft's behalf. Ability to meet the stated schedule/milestones are entirely dependent on Microsoft being able to provide required feedback and data in what are expected to be very short time frames (e.g. a matter of days) through all of Phase 1 and parts of Phase 2.  These expectations will be set at the beginning of Phase 1 (Project Kickoff/Schedule development).
The key activities for each phase of work are as follows:
Phase 1:  Insights – In Phase 1 we gather customer perceptions and attitudes of their meeting experience through statistically projectable quantitative research (95% confidence). This includes understanding various attributes and touchpoints by segment, and how they affect attitudes and decision making across stages of the meeting journey. Key activities include:
▪	Project Kickoff
▪	Schedule development

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▪	Touchpoint and Attribute Inventory Refinement & Validation
▪	Research Plan finalized and agreed upon
▪	Microsoft supplies all emails and contact data in required TPM formats
▪	Quantitative research completed through web surveys
▪	Touchpoint Mapping On-Demand Customization and Access and Use (5 users)
Phase 2: Findings & Recommendations – In Phase 2 we conduct on-and offline data analysis, identify initial opportunities for improvement and form recommendations based on this review. Key activities include:
▪	Initial data analysis completed
▪	Additional data analysis completed (Correlation and driver analysis)
▪	Prioritization of key attributes and touchpoints
▪	Findings codified and recommendations developed
▪	Research summary findings presented

Phase 3: Meeting Health Index (MHI) – In Phase 3 we validate what's most important for driving Meeting Health and jointly develop the framework for a scalable, metrics-driven program for the continuous improvement of Meeting Health across Microsoft. Key activities include:
▪	Development of Baseline Metrics for Meeting Health Index
▪	MHI Framework/Metrics and Ongoing MHI Program: Recommendations Working Session
▪	MHI Program Framework and KPIs, Validation and Finalization
▪	Stakeholder Presentation

All Services shall be treated as Microsoft Confidential Information unless otherwise designated by Microsoft.

2.	Deliverables/Delivery Schedule

Supplier shall complete and deliver all Services to Microsoft on or before June 30, 2014.  The milestone delivery schedule for the Services, if applicable, shall be as follows:

Milestone #	Brief Description of Services to be completed by Supplier and delivered to Microsoft	Due on or Before
1	Project kick-off, including completion of the Research Plan	5/2/14
2	Completion of the quantitative research	5/30/14
3	Summary findings and recommendations	6/20/14
4	MHI Validation and Finalization	6/30/14

3.	Payment

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3.1	Services Fees

As complete and final payment for Services which has been completed and delivered by Vendor Personnel to Microsoft and which has been accepted by Microsoft, Microsoft shall pay Vendor:
total fees not to exceed eighty-seven thousand U.S. Dollars ($87,000.00 USD) in accordance with the following milestone payment schedule:

Milestone #	Not to Exceed Payment Amount	Delivery/Payment Date
1	$ 17,500.00	5/2/14
2	$ 31,200.00	5/30/14
3	$ 26,300.00	6/20/14
4	$ 20,750.00	6/30/14
Sub-Total	$ 95,750.00
Expenses (if any – see Section 3.2, below)	$ 9,575.00	As incurred
Total	$ 105,325.00

3.2	Expenses:

As reflected in Section 3.1, above, Microsoft shall reimburse Supplier up to nine thousand five hundred and seventy five U.S. Dollars ($9,7500.00) for pre-approved, reasonable and actual expenses incurred by Supplier in connection with the performance of the Services, specifically including transcripts, travel and travel-related expenses.  All travel expenses hereunder are subject to Microsoft's review and the Microsoft Travel Policy and Supplier must submit appropriate documentation evidencing expenses to be reimbursed.  Other expenses (incentive payments) are the responsibility of Microsoft.

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